Calculation of Filing Fee Tables

Form S-3

(Form Type)

PHX Minerals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01666 per share	—	—	—	—	—	—

	Equity	Preferred Stock	—	—	—	—	—	—

	Debt	Debt Securities	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—

	Other	Depositary Shares	—	—	—	—	—	—

	Other	Rights	—	—	—	—	—	—

	Other	Units	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—(1)	—(2)	$100,000,000	$0.00014760	$14,760.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$100,000,000		$14,760.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$6,936.93(3)

	Net Fee Due							$7,823.07

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	PHX Minerals Inc.	Form S-3	333-221370	11/06/2017		$5,914.39(3)	—(3)	—(3)	—(3)	—(3)

Fee Offset Claims	PHX Minerals Inc.	Form S-3	333-249538	10/19/2020		$1,022.54(3)	—(3)	—(3)	—(3)	$56,693,141(3)

Fee Offset Sources	PHX Minerals Inc.	Form S-3	333-221370		11/6/2017						$5,914.39(3)

Fee Offset Sources	PHX Minerals Inc.	Form S-3	333-249538		10/19/2020						$1,022.54(3)

(1)

The amount to be registered consists of up to $100,000,000 aggregate offering price of an indeterminate amount of common stock, preferred stock, debt securities, warrants, depositary shares, rights, and/or units of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, debt securities, warrants, depositary shares, rights, or units, or (ii) shares of common stock, preferred stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

On November 6, 2017, the registrant filed a Registration Statement on Form S-3 (File No. 333-221370), which was declared effective on November 15, 2017 (the “2017 Registration Statement”). On October 19, 2020, the registrant filed a Registration Statement on Form S-3 (File No. 333-249538), which was declared effective on February 24, 2021 (the “2021 Registration Statement”). Both the 2017 Registration Statement and the 2021 Registration Statement registered the offer and sale of an indeterminate number or amount of common stock, preferred stock, warrants, debt securities and units, having an aggregate initial offering price of $75,000,000. With respect to the 2021 Registration Statement, the registrant applied $8,170.62 of the previously paid filing fee for the 2017 Registration Statement and paid an additional filing fee of $1,022.54 for registration of additional securities. The registrant has $56,693,141 of unsold securities under the 2021 Registration Statement. As a result, an aggregate $6,936.93 (the “Unused Fees”) in previously paid fees ($5,914.39 from the 2017 Registration Statement and $1,022.54 from the 2021 Registration Statement) remain available for future offset (calculated at the fee rate in effect on the filing dates of the 2017 Registration Statement and the 2021 Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies the Unused Fees to offset the filing fee payable in connection with this filing.

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